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                                                                      EXHIBIT 23
                       GRANT-SCHWARTZ ASSOCIATES, CPA'S
                         2263 NW 2ND AVENUE=SUITE 210
                           BOCA RATON, FLORIDA 33431
                                (561) 394-8977



October 29, 1997




SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

Gentlemen:

We have read Form 8-K of Imtek Office Solutions, Inc. dated November 24, 1997. We are in agreement with all statements made in Item 4 of such Form 8-K.


                                            /s/ GRANT-SCHWARTZ ASSOCIATES, CPA'S
                                           -------------------------------------
                                                Grant-Schwartz Associates, CPA's